Exhibit 99.1

JoS. A. Bank Ranked #14 on Forbes' Top 200 List; 5th Straight Year on the List

HAMPSTEAD, Md.--(BUSINESS WIRE)--November 17, 2009--JoS. A. Bank Clothiers, Inc. (NASDAQ Global Select Market: "JOSB") announces that it has been recognized as one of Forbes Magazine's Top 200 Best Small Companies for 2009. The Company was ranked number 14 among the 200 companies selected and was the top-ranked apparel retailer on the list.

R. Neal Black, President and CEO of JoS. A. Bank, stated: “We are honored to be recognized by a premier publication such as Forbes Magazine as being one of the top small companies in America, especially since we are one of the select companies who have made the list five years in a row. Our strategy to consistently grow the Company in a controlled manner has produced a strong sales, earnings and cash flow performance over the past five years. During this same five year period, we have added nearly $400 million in sales and approximately 2,100 jobs, while growing our brand throughout the United States.”

To be considered for this list, companies had to report annual revenues between $5 million and $750 million, be publicly traded for at least a year, have a stock price no lower than $5 per share and have no looming accounting or legal troubles. The eligible companies were selected and ranked based primarily on earnings growth, sales growth and return on equity for the last 12 months and for the past five years.

JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading designers, manufacturers and retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 472 stores in 42 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, Md., and its common stock is listed on the Nasdaq Global Select Market under the symbol "JOSB."

The Company's statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecast due to a variety of factors outside of the Company's control that can affect the Company's operating results, liquidity and financial condition. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, including negative changes to consumer confidence and other recessionary pressures, higher energy and security costs, the successful implementation of the Company's growth strategy, including the ability of the Company to finance its expansion plans, the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials such as wool and cotton, seasonality, merchandise trends and changing consumer preferences, the effectiveness of the Company's marketing programs, the availability of suitable lease sites for new stores, doing business on an international basis, the ability to source product from its global supplier base, legal matters and other competitive factors. The identified risk factors and other factors and risks that may affect the Company's business or future financial results are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended January 31, 2009 and the Company's subsequent Quarterly Reports on Form 10-Q filed through the date hereof. These cautionary statements qualify all of the forward-looking statements the Company makes herein. The Company cannot assure you that the results or developments anticipated by the Company will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for the Company or affect the Company, its business or its operations in the way the Company expects. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company does not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in the Company's assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.

CONTACT:
JoS. A. Bank Clothiers, Inc., Hampstead, Md.
David E. Ullman
EVP/CFO
410-239-5715

or Investor Relations Information Request Website (http://phx.corporate-ir.net/phoenix.zhtml?c=113815&p=irol-inforeq),

or Investor Relations Voicemail, 410-239-5900

E-commerce Address for JoS. A. Bank Clothiers, Inc.:
www.josbank.com